                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                                   DEVRY INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

DeVry Logo

September 26, 2001

Dear Stockholder:

     On behalf of the Board of Directors of DeVry Inc., it is my pleasure to invite you to attend your Company's Annual Meeting of Stockholders at 10:30 a.m., Tuesday, November 13, 2001, at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois.

     We will begin with a discussion of the items listed in the enclosed proxy statement, followed by a report on the growth of DeVry during the last fiscal year. DeVry's performance is also discussed in the enclosed 2001 Annual Report to stockholders, which we think you will find to be interesting reading.

     We strongly encourage you to attend the meeting to represent your shares. Whether or not you plan to attend in person, please mark, sign, date and return your proxy card promptly. Proxy cards may be retrieved immediately prior to the meeting if you would like to vote in person.

     We look forward to greeting you at the meeting.

     Thank you.

                                          Sincerely,

                                          Keller Sig
                                          Dennis J. Keller
                                          Chairman of the Board

                                   DEVRY INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 13, 2001

     You are cordially invited to attend the Annual Meeting of Stockholders of DeVry Inc. at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois on Tuesday, November 13, 2001, at 10:30 a.m. Central Standard Time, for the following purposes:

          (1) To elect four Directors to serve as Class I Directors to serve until the 2004 Annual Meeting of Stockholders;

          (2) To approve the Amended and Restated DeVry Inc. 1999 Stock Incentive Plan;

          (3) To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the current fiscal year; and

          (4) To consider such other business as may properly come before the meeting or any adjournment thereof.

     You will find enclosed with this Notice a proxy card and a Proxy Statement for the meeting and a copy of the DeVry Inc. Annual Report for 2001.

     The Board of Directors has fixed a record date of September 14, 2001. Only stockholders of record on that date are entitled to notice of, and to vote at, the meeting. The principal office of the Company is situated at One Tower Lane, Suite 1000, Oakbrook Terrace, Illinois 60181.

     All stockholders are cordially invited to attend the meeting in person. However, to assure representation at the meeting, you are encouraged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided for that proxy. Postage is not required for mailing in the United States. Upon request, the Company will reimburse stockholders for the cost of mailing proxy cards from outside the United States. You may attend the meeting and vote in person even if you have returned a proxy.

                                   MARILYNN J. CASON
                                   Secretary

Oakbrook Terrace, Illinois
September 27, 2001

                                PROXY STATEMENT

               ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 13, 2001

     The Board of Directors of DeVry Inc. (the "Company") is sending you this Proxy Statement and the accompanying proxy card in connection with its solicitation of proxies to be voted at the Company's Annual Meeting of Stockholders to be held on November 13, 2001, and any adjournment thereof. This Proxy Statement and accompanying proxy are first being sent to stockholders on or about September 28, 2001. The solicitation of proxies gives all stockholders an opportunity to vote. Your shares can be voted only if you are present or represented by proxy at the meeting.

     When you have marked, signed, dated and returned your proxy card, the Proxy Committee (and each of them, with full powers of substitution) will vote your shares as you direct. Please indicate your choices by marking the boxes on the enclosed card. If you sign, date and return your proxy card to us without choices for each proposal, the Proxy Committee will vote your shares on the unmarked proposals as recommended by the Board of Directors. Abstentions, directions to withhold authority and broker non-votes (where a named entity holding shares for a beneficial owner has not received voting instructions from the beneficial owner regarding a particular matter and such named entity does not possess or choose to exercise discretionary authority with respect thereto) will be considered present at the meeting for purposes of a quorum but will not be counted in determining the total number of votes cast. Anyone giving a proxy may revoke it at any time before the proxy is voted at the meeting by: (1) notifying the Company in writing that the proxy has been revoked; (2) executing a later-dated proxy; or (3) voting in person at the meeting. The election of Directors, the approval of the Amended and Restated 1999 Stock Incentive Plan and the ratification of the appointment of the independent public accountants will each require the affirmative vote of a majority of the shares of Common Stock of the Company present or represented at the meeting.

     If you are a Company employee who is a participant in the DeVry Inc. Employee Stock Purchase Plan and/or the Profit Sharing Retirement Plan's DeVry Stock Fund, the accompanying proxy card, when returned properly signed, will serve as direction to the Custodian of the Stock Purchase Plan or the Trustee of the Stock Fund to vote the shares held in the Stock Purchase Plan and/or the Stock Fund, respectively, for your account in accordance with your direction. If you return a proxy card without indicating your voting preference, the shares represented by your proxy card will be voted in the same proportion as shares timely voted by proxies returned.

     The Company will bear the expense of soliciting proxies. The solicitation initially will be made by mail but also may be made by Company employees by telephone, electronic means or personal contact.

     The Company will reimburse all stockholders for the expense of sending proxies and proxy material to beneficial owners, including expenditures for foreign mailings.

     As of September 14, 2001, the Company had 69,791,884 shares of Common Stock ($0.01 par value) outstanding. Stockholders are entitled to one vote per share owned on the record date.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a Board of Directors of not less than three nor more than twelve Directors, as determined from time to time by resolution of the Board, that is divided into three classes of Directors serving staggered three-year terms. The Board has set the number of Directors at twelve. The members of Class I, whose terms of office expire in 2001, are Ewen M. Akin, Thurston E. Manning, Hugo J. Melvoin and Harold T. Shapiro, all of whom have been nominated to stand for election as Directors at the 2001 meeting to hold office until 2004 or until their respective successors are elected and qualified. All of the nominees except Dr. Shapiro have served as Directors since the last annual meeting.

     It is intended that all shares represented by a proxy in the accompanying form will be voted for the election of the persons listed below as Class I Directors for a three-year term unless otherwise specified in such proxy. A proxy cannot be voted for more than four persons. In the event that any one or more of such nominees shall be unable to serve as Director, votes will be cast pursuant to the authority granted in the enclosed proxy for such person or persons as may be designated by the Board of Directors. The Board has no reason to believe that any nominee will become unavailable for election.

     The nominees for election as Directors are listed below, along with brief statements setting forth their current principal occupations, business experience and other information, including directorships in other public companies.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

                                    NOMINEES
                          CLASS I - TERM EXPIRES 2004

Ewen M. Akin, age 71

     Dr. Akin has been a Director of the Company since February 1997. He was President of Kennedy-King College in Chicago from 1976 to 1986 and President of Malcolm X College in Chicago from 1973 to 1976. From 1970 to 1973 he was Vice President for Academic Affairs at Kennedy-King College, prior to which time he was a member of the physics faculty there.

Thurston E. Manning, age 75

     Dr. Manning has been a Director of the Company since 1990. He was President of the Council on Post-secondary Accreditation from 1987 until July 1991, prior to which time he was for 12 years Executive Director of the Commission on Institutions of Higher Education of the North Central Association of Colleges and Schools. Since 1991, Dr. Manning has been a self-employed consultant.

Hugo J. Melvoin, age 72

     Mr. Melvoin has been a Director of the Company since 1987. He was a founding stockholder and director of Keller Graduate School of Management, Inc. ("KGSM"). A practicing attorney from 1953 to 1999, Mr. Melvoin was a partner in the Chicago law firm of Mayer, Brown & Platt from 1960 to 1981. He retired in 1999 from the law firm of Hugo Melvoin, P.C.

Harold T. Shapiro, age 66

     Dr. Shapiro is President Emeritus of Princeton University and a professor of economics in its Woodrow Wilson School of Public and International Affairs. He was the president and a professor of economics and public affairs there from 1988 until his retirement in June 2001. Dr. Shapiro joined the faculty of the University of Michigan in 1964 and was that university's president from 1980 to 1988. He is also a director of the Dow Chemical Company and Hospital Corporation of America.

                              INCUMBENT DIRECTORS
                          CLASS II - TERM EXPIRES 2002

David S. Brown, age 60

     Mr. Brown has been a Director of the Company since 1987 and was a founding stockholder and director of KGSM. Mr. Brown, a practicing attorney, was a partner in the Chicago law firm of McBride and Baker from 1972 to 1979 and served as General Counsel of the U.S. Office of Minority Business Enterprise from 1971 to 1972. From 1980 to 1996, Mr. Brown was employed by United Laboratories, Inc., a manufacturer and seller of specialty chemicals, most recently as Executive Vice President, Chief Financial Officer and General Counsel.

Dennis J. Keller, age 60

     Mr. Keller has been Chairman of the Board and Chief Executive Officer of the Company since 1987. Mr. Keller co-founded KGSM and was from 1973 to August 1987 its Chairman of the Board and Chief Executive Officer. He is also a director of NICOR, Inc.

Robert E. King, age 66

     Mr. King has been a Director of the Company since 1987. He is Chairman of Salt Creek Ventures, a private equity firm. From 1983 through 1994, Mr. King was Chairman and Chief Executive Officer of the Newtrend Group, a software and computer services company. He was President and Chief Executive Officer of DELTAK, Inc., a video publisher, from 1971 to 1982.

Frederick A. Krehbiel, age 60

     Mr. Krehbiel has been a Director of the Company since 1996. Employed since 1965 by Molex Incorporated, an electronic component manufacturer, he served as CEO from 1988 to 1999 and as Chairman from 1993 to 1999. Since July 2001, Mr. Krehbiel has served as Co-Chairman. Mr. Krehbiel is also a director of Tellabs, Inc., Northern Trust Corp. and W.W. Grainger, Inc.

                         CLASS III - TERM EXPIRES 2003

Charles A. Bowsher, age 70

     Mr. Bowsher has been a Director of the Company since February 1997. In 1996 Mr. Bowsher completed a 15-year term as Comptroller General of the United States and head of the General Accounting Office. Prior to that he was affiliated with Arthur Andersen and Co. for 25 years, except for a four-year period when he served as Assistant Secretary of the Navy for Financial Management. Mr. Bowsher is also a director of American Express Bank and Newport News Shipbuilding.

Robert C. McCormack, age 62

     Mr. McCormack has been a Director of the Company since 1995. He is a founding partner of Trident Capital, Inc., a private equity firm established in 1993 to invest in information and business service companies. From 1990 to 1993 Mr. McCormack was the Assistant Secretary and Comptroller of the Navy, prior to which time he served for 2 1/2 years in various positions on the staff of the Secretary of Defense. Mr. McCormack spent 20 years in investment banking with Dillon, Read & Co. Inc. and Morgan Stanley & Co. Incorporated before his government service. He is also a director of Illinois Tool Works, Inc., Westvaco Corporation and Northern Trust Corp.

Julie A. McGee, age 59

     Ms. McGee has been a Director of the Company since 1994. Ms. McGee is Executive Vice President of Scholastic Inc., an educational publisher. From 1991 to November 2000 she was President of McDougal, Littell & Co. and, upon its acquisition by Houghton Mifflin in 1994, she also became Executive Vice President, Houghton Mifflin, a publishing company. Ms. McGee began her career at McDougal Littell in 1988 as an editorial director. From 1986 to 1988 she held management positions at Ligature, Inc., prior to which she was for three years Director of Marketing and Software Development for a division of Tandy Corporation.

Ronald L. Taylor, age 58

     Mr. Taylor has been a Director, President and Chief Operating Officer of the Company since 1987. In 1973 Mr. Taylor co-founded KGSM and was from 1973 to 1981 its Chief Operating Officer, and from 1981 to 1987 its President and Chief Operating Officer.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     There were four regular meetings of the Board of Directors during fiscal 2001. During that year all incumbent Directors attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which they served. The Board has standing nominating, audit, finance and compensation committees.

     Messrs. Keller (Chair), Taylor, King, McCormack, Shapiro and Brown serve as members of the Company's NOMINATING COMMITTEE, which met once during fiscal 2001. The Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies on the Board. The Nominating Committee will accept and consider nominations of Directors from stockholders. Such nominations should be sent to the Corporate Secretary, specifying the name of the nominee and the qualifications of such nominee for membership on the Board of Directors. All such recommendations will be brought to the attention of the Nominating Committee.

     Messrs. Bowsher (Chair), Akin and Brown and Ms. McGee serve as members of the AUDIT COMMITTEE of the Board of Directors of the Company. Among the principal duties of the Audit Committee, which met four times during fiscal 2001, are recommending the appointment of the Company's independent public accountants, subject to ratification by the stockholders; review of the scope, approach and results of the annual audits; review of annual and quarterly financial statements; and review of the representations of management and the findings and suggestions of the independent public accountants regarding internal control, financial policies and procedures and management's response thereto. Additional detail about the Committee's activities may be found in the Audit Committee Report, which appears on page 15 of this Proxy Statement.

     Messrs. McCormack (Chair), Keller, Taylor, King and Brown serve as members of the Company's FINANCE COMMITTEE, which met once during fiscal 2001. The Committee's principal duties include review and recommendation with respect to the Company's financing policies, including cash flow, capital structure and dividend policy.

     Dr. Manning (Chair) and Messrs. King, Krehbiel and Melvoin serve as members of the COMPENSATION COMMITTEE, which held three meetings in fiscal 2001. The role of the Compensation Committee is to establish and oversee the policies that govern Company compensation and benefit practices and includes review of the salaries of the senior officers of the Company each year and approval of management incentive awards and stock option grants. The report of the Compensation Committee on Executive Compensation appears on pages 9 to 11 of this Proxy Statement.

     Directors are each paid a retainer of $20,000 per annum plus $1,250 for each Board of Directors meeting attended. Additionally, non-employee committee members are paid $500 per committee meeting attended. Also, Directors are eligible to receive options under the Company's 1994 and 1999 Stock Incentive Plans and are currently granted options for 5,250 shares upon election or re-election to the Board. These options vest in 3 annual installments beginning 1 year from the date of election. Directors are reimbursed for any expenditures attendant to Board membership.

     Under the DeVry Inc. Board of Directors' Deferred Compensation Plan each Director may elect to defer all or a portion of such compensation. Any amount so deferred is, at the Director's election, valued as if invested in the Company's Common Stock and/or the average yield on corporate bonds as determined by Mergent Bond Record, and is payable in cash in installments or as a lump-sum on or after termination of services as a Director.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), requires that the Company's Directors, executive officers and holders of more than 10% of the Company's Common Stock file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. During the fiscal year ended June 30, 2001, all such persons filed on a timely basis all reports required by Section 10(a) of the Exchange Act, with the following exceptions:
Hugo J. Melvoin, a Company Director, and Marilynn J. Cason and James A. Dugan, corporate officers, were each inadvertently late in filing one report on Form 4.

                                STOCK OWNERSHIP

     The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each person known by the Company to own beneficially more than 5% of the Common Stock, (2) each Director of the Company, (3) each nominee for election as Director, (4) each executive officer named in the Summary Compensation Table on page 7 and (5) all Directors and officers of the Company as a group, in each case as of June 30, 2001, except as otherwise noted. The Company believes that each individual or entity named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by them, except as otherwise noted. All share amounts referred to in this Proxy Statement have been adjusted to reflect the two-for-one stock splits on June 21, 1995, December 18, 1996 and June 19, 1998.

                                                                  SHARES           PERCENTAGE
NAME                                                             OWNED(1)          OWNERSHIP
----                                                            ----------         ----------
Dennis J. Keller............................................     9,319,101(2)         12.9%
Ronald L. Taylor............................................     2,234,760(3)          3.0
Ewen M. Akin................................................         7,664(4)         *
Charles A. Bowsher..........................................        12,374(5)         *
David S. Brown..............................................       191,500(6)         *
Robert E. King..............................................       176,480(7)         *
Frederick A. Krehbiel.......................................        30,600(8)         *
Thurston E. Manning.........................................        44,000(9)         *
Robert C. McCormack.........................................       854,044(10)         1.2
Julie A. McGee..............................................        39,250(11)        *
Hugo J. Melvoin.............................................       112,368(12)        *
Harold T. Shapiro...........................................           250            *
Bruno R. LaCaria............................................         3,539(13)        *
Michael J. LaForte, Jr......................................         9,342(14)        *
O. John Skubiak.............................................       156,950(15)        *
American Express Financial Advisors.........................     3,743,232(16)         5.4
Baron Capital, Inc..........................................     6,535,700(17)         9.4
All Directors and Officers as a Group (39 Persons)..........    13,714,884            18.3

-------------------------
  *  Represents less than 1% of the outstanding Common Stock.

 (1) Calculated pursuant to Rule 13-3(d) of the Exchange Act. Under Rule 13-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person.

 (2) Includes 9,512 shares owned by Mr. Keller's wife and 292,875 shares subject to purchase upon the exercise of stock options. Mr. Keller disclaims beneficial ownership of the shares owned by his wife.

 (3) Includes 3,800 shares owned by Mr. Taylor's children and 148,599 shares subject to purchase upon the exercise of stock options. Mr. Taylor disclaims beneficial ownership of the shares owned by his children.

 (4) Includes 7,624 shares subject to purchase upon the exercise of stock options.

 (5) Includes 12,374 shares subject to purchase upon the exercise of stock options.

 (6) Includes 44,500 shares subject to purchase upon the exercise of stock options.

 (7) Includes 3,500 shares subject to purchase upon the exercise of stock options, 3,340 shares owned by Mr. King's wife and the following shares held by trusts for which Robert E. King is trustee: 42,880 shares of Common Stock held by LaSalle Trust No. 03-630780-9 for Robert E. King Jr.; 42,880 shares of Common Stock held by LaSalle Trust No. 03-630780-1 for Heather Oakes King; and 42,880 shares of Common Stock held by LaSalle Trust No. 03-630770-0 for Margaret E. King. The trusts and their respective beneficiaries mentioned in this footnote acquired the shares upon the dissolution of Keltin Partnership. Mr. King disclaims beneficial ownership of the shares owned by his wife and the shares held by trusts.

 (8) Includes 16,500 shares subject to purchase upon the exercise of stock options.

 (9) Includes 44,000 shares subject to purchase upon the exercise of stock options

(10) Includes 24,896 shares held by Northern Trust Company and Robert C. McCormack Trust UA DTD 10-6-67; 760,000 shares contributed to McCormack DV Management Limited Partnership by Mr. McCormack and 762 shares contributed by his wife; 39,238 shares held by his wife and 21,500 shares subject to purchase upon the exercise of stock options. Mr. McCormack disclaims beneficial ownership of the shares owned or contributed by his wife.

(11) Includes 36,750 shares subject to purchase upon the exercise of stock options.

(12) Includes 8,000 shared owned by the Melvoin Foundation, 6,500 shares owned by Mr. Melvoin's wife, and 44,000 shares subject to purchase upon the exercise of stock options.

(13) Includes 3,300 shares subject to purchase upon the exercise of stock options and 239 shares held in the DeVry Inc. Profit Sharing Retirement Plan.

(14) Includes 8,630 subject to purchase upon the exercise of stock options and 212 shares held in the DeVry Inc. Profit Sharing Retirement Plan.

(15) Includes 13,344 shares held in an IRA at Northern Trust Brokerage, 23,200 shares held in an IRA at Northern Trust Brokerage for his wife and 105,851 shares subject to purchase upon the exercise of stock options.

(16) American Express Financial Advisors, whose address is 50765 AXP Financial Center, Minneapolis, MN, 55474 as of June 30, 2001 had shared voting power and sole investment power as to 3,743,232 shares.

(17) Baron Capital, Inc. whose address is 450 Park Avenue, New York, New York 10022, as of June 30, 2001 had shared voting and investment power as to 6,535,700 shares.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                ---------------------------------
                                               ANNUAL COMPENSATION                      AWARDS            PAYOUTS
                                    -----------------------------------------   -----------------------   -------
                                                                                             SECURITIES
                                                                                RESTRICTED   UNDERLYING
                                                               OTHER ANNUAL       STOCK       OPTIONS/     LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY(1)   BONUS(1)(2)   COMPENSATION(3)    AWARD(S)    SARS(#)(4)   PAYOUTS   COMPENSATION(5)
---------------------------  ----   ---------   -----------   ---------------   ----------   ----------   -------   ---------------
Dennis J. Keller,            2001   $412,966     $785,586         $ 1,369                      40,500                   $59,769
Chairman and Chief           2000    397,083      688,939           6,121                      35,500                    28,117
Executive Officer            1999    381,811      687,260          16,630                      31,125                    15,935
Ronald L. Taylor,            2001    412,966      785,586           6,742                      40,500                    65,722
President and Chief          2000    397,083      688,939          10,313                      35,500                    21,945
Operating Officer            1999    381,811      687,260           9,942                      31,125                    21,618
O. John Skubiak,             2001    201,138      230,000           2,699                      28,000                    17,041
Senior Vice President        2000    183,750      180,000           2,536                      18,000                    12,612
                             1999    175,000      140,000           1,725                      15,585                    10,722
Michael J. LaForte,          2001    197,743      180,000           4,456                      20,000                    16,584
Senior Vice President        2000    182,000      150,000           7,145                      10,000                     6,748
                             1999    165,000      100,000           5,550                       5,050                     7,605
Bruno C. LaCaria,            2001    207,866       60,000           2,792                       4,000                     7,576
Vice President and Chief     2000    196,100       50,000           2,646                       2,500                     6,560
Information Officer          1999    165,111       30,000             814                       2,500                     2,769

------------------------------
(1) Mr. Keller elected to defer 2% of his salary during fiscal years 2001 and 2002 and 2% of his fiscal year 2001 bonus; Mr. Taylor elected to defer 2% of his fiscal years 2001 and 2002 salary and 10% of his fiscal year 2001 bonus; Mr. LaForte elected to defer 2% of his fiscal years 2001 and 2002 salary and 20% of his fiscal year 2001 bonus; and Mr. LaCaria elected to defer 2% of his fiscal years 2001 and 2002 salary and 100% of his fiscal year 2001 bonus. For a description of the DeVry Inc. Deferred Compensation Plan, under which all of the above deferrals were effected, see "Compensation Committee Report on Executive Compensation" on page 10.

(2) Amount includes bonuses earned in fiscal year 2001 and paid in fiscal year 2002.

(3) During the covered fiscal years no executive officer named in the table received any other annual compensation in an amount in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for him in the two preceding columns.

(4) Options to acquire shares of Common Stock.

(5) These amounts represent the Company's contributions to its Profit Sharing Retirement Plan and the dollar value of insurance premiums paid by the Company with respect to term life insurance and supplemental health insurance for the benefit of the named executive officers. Under its group life insurance plan the Company provides life insurance to all employees in the amount of their annual salary up to $500,000. The following premiums were paid: Mr. Keller, $14,379; Mr. Taylor, $19,744; Mr. Skubiak, $6,857; Mr. LaForte, $9,792 and Mr. LaCaria, $784.

     Employment Agreements. The Company has entered into employment agreements having substantially identical terms with Dennis J. Keller and Ronald L. Taylor (each an "Executive"). Each agreement provides for an initial base salary, annual salary increases and annual bonuses for an initial term of employment ending on June 30, 1993, which thereafter continues until either the Executive or the Company provides the other with at least 150 days' notice. Each employment agreement provides that it may be terminated by the Company upon (1) the death of the Executive, (2) the physical or mental disability of the Executive which prevents him from performing his duties for a continuous period of 180 days or (3) for cause (as defined in the employment agreement). The Executive may terminate the agreement if (1) he is not accorded the authority, duties, obligations and prerogatives set forth in the agreement; (2) such authority, duties, obligations or prerogatives are materially or substantially reduced; (3) he is not paid or reimbursed amounts due him under the agreement; or (4) the Company fails to observe its obligations under the agreement. In the event the Company terminates the agreement or fails to continue or renew the agreement or the Executive terminates the agreement for any reason stated in the preceding sentence, the Executive is entitled to severance payments.

     The following table provides information about options granted to the named executive officers during fiscal 2001 under the Company's 1991 Stock Incentive Plan and the 1994 Stock Incentive Plan. Under these plans, the Board of Directors (1991 Plan) or the Plan Committee (1994 Plan) determines the Directors or key employees eligible to participate and the number of shares to be granted (subject to Compensation Committee approval of employee grants of non-qualified and/or incentive stock options) and the prices at which and periods during which such options may be exercised (typically 5-year vesting for employees and 3-year vesting for Directors, with a 10-year exercise period). In no case may the exercise price be less than 100% of fair market value on the date of grant or the period of exercise be longer than 10 years from the date of grant. The plans do not limit the number of options that may be granted to any participant or the number of individuals who may participate, and additional options may be granted to previous recipients of options.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE VALUE
                                            -----------------                                  AT ASSUMED ANNUAL RATES
                             NUMBER OF         % OF TOTAL                                           OF STOCK PRICE
                             SECURITIES       OPTIONS/SARS                                         APPRECIATION FOR
                             UNDERLYING        GRANTED TO        EXERCISE OR                         OPTION TERM
                            OPTIONS/SARS      EMPLOYEES IN       BASE PRICE     EXPIRATION    --------------------------
          NAME              GRANTED (#)        FISCAL YEAR         ($/SH)          DATE         5% ($)        10% ($)
          ----              ------------      ------------       -----------    ----------      ------        -------
Dennis J. Keller........       40,000             12.5%            31.7500       8/21/10       $798,696      $2,024,052
Dennis J. Keller........          500              .15             28.8750        7/1/10          9,079          23,009
Ronald L. Taylor........       40,000             12.5             31.7500       8/21/10        798,696       2,024,052
Ronald L. Taylor........          500              .15             28.8750        7/1/10          9,079          23,009
O. John Skubiak.........       21,000              6.6             31.7500       8/21/10        419,315       1,062,626
O. John Skubiak.........        7,000              2.1             37.7500       1/03/11        166,185         337,001
Michael J. LaForte,
  Jr. ..................       15,000              4.7             31.7500       8/21/10        299,510         759,019
Michael J. LaForte,
  Jr. ..................        5,000              1.5             37.7500       1/03/11        118,703         300,818
Bruno R. LaCaria........        4,000              1.2             31.7500       8/21/10         79,869         202,405

     The following table provides information about options exercised by the named executive officers during fiscal 2001 and the number and value of options held at the end of fiscal 2001, many of which are not yet exercisable. The Company does not have any stock appreciation rights outstanding.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                      NUMBER OF             VALUE OF
                                                                     SECURITIES           UNEXERCISED
                                                                     UNDERLYING           IN-THE-MONEY
                                                                   OPTIONS/SARS AT      OPTIONS/SARS AT
                                      SHARES                         FY-END (#)          FY-END (#)(1)
                                    ACQUIRED ON                    ---------------    --------------------
                                     EXERCISE         VALUE         EXERCISABLE/          EXERCISABLE/
              NAME                      (#)        REALIZED ($)     UNEXERCISABLE        UNEXERCISABLE
              ----                  -----------    ------------     -------------        -------------
Dennis J. Keller................          --               --      251,250/116,875    $7,1060619/1,527,733
Ronald L. Taylor................          --               --      106,974/116,875    2,411,537/1,527,733
O. John Skubiak.................       4,300         $105,247      150,085/84,734      2,263,401/741,637
Michael J. LaForte, Jr. ........       9,600         $358,746         20/33,430           303/280,937
Bruno R. LaCaria................          --               --        1,500/7,500         23,758/71,743

------------------------------
(1) Represents the difference between the closing price of the Common Stock on the New York Stock Exchange on June 30, 2001, and the exercise price of the option.

     Profit Sharing Retirement Plan. Employees of the Company and its subsidiaries who have 30 days or more of service with the Company participate in the 401(k) component of the DeVry Inc. Profit Sharing Retirement Plan (the "Profit Sharing Retirement Plan"), which as of June 30, 2001, covered 3,051 of the Company's employees, including 598 former employees. Under the Profit Sharing Retirement Plan, employees share in the success and profitability of the Company through a combination of Company matching and discretionary contributions to its eligible employees. Regular full-time employees and regular part-time employees who complete 1,000 hours of service during a Profit Sharing Retirement Plan Year (July 1-June 30) are automatically enrolled in the Profit Sharing Retirement Plan following their completion of one year of service to the Company. Eligible employees may choose to open a 401(k) account and contribute from 1% to 15% of their annual eligible compensation. To those employees contributing 1% to a 401(k) account, the Company makes a matching contribution of 1% of their total annual eligible compensation (including salary, overtime pay and bonuses); to those employees contributing 2% or more, the Company makes a matching contribution of 2% of their total annual eligible compensation. Allocations of the Company's discretionary profit sharing contribution under a formula based on salary and seniority are made to eligible employees who have completed one year of service as of the last day of any Profit Sharing Retirement Plan year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     To Our Stockholders:

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the combined efforts of all employees working toward common objectives. The Company seeks to achieve these objectives through teamwork that is focused on meeting the expectations of its customers (students and their employers) and its stockholders.

     The Compensation Committee has the responsibility, with respect to the Company's executive officers, to implement that philosophy in a manner that will align executive compensation with the business objectives and performance of the Company and will also enable the Company to attract, retain and motivate executive officers to ensure its long-term success. To that end, the Committee evaluates the performance of the Chairman and Chief Executive Officer ("CEO") and of the President and Chief Operating Officer ("COO"), reviews with senior management the performance of executive officers generally and, respectively, reviews or determines recommendations for their compensation levels in terms of salaries, bonuses and related benefits.

     Under the current program, there are three components to the compensation of executive officers: salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee considers the total compensation of each executive, including the CEO and the COO, in establishing the elements of executive compensation. The current compensation of the CEO and the COO (who are deemed jointly and equally responsible for the success of the Company and are therefore compensated equally), as well as the compensation of all other executives, reflects another year of superior Company results. In fiscal year 2001, DeVry's tuition revenues increased by 18%, its net income by 21% and its earnings per share by 21% over the previous year. Additionally, it achieved a tenth successive year of more than 20% growth in net income from operations.

SALARY

     In its annual review of the salaries of each of the Company's executives, the Compensation Committee considers, among other factors, the responsibilities and individual performance (both in the current year and over time) of the executive, the Company's performance and the performance of the executive's business unit. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered.

     With respect to the CEO and the COO, the Committee's policy is to provide total cash compensation that represents salary reasonable in amount and additional compensation determined by stockholder returns.

To that end, the Compensation Committee's practice is to limit CEO and COO salary increases to the percentage established by the Company as the pool amount for salary increases for all employees (from 4% to 4 1/2% in recent years, and 4% for fiscal year 2001). As a result, the salary portion of their total compensation is approximately 35%-45%, retaining annual incentive compensation, with its focus on long-term growth in earnings per share, as the primary compensation vehicle.

ANNUAL INCENTIVE COMPENSATION

     Annual incentive compensation for executive officers other than the CEO and the COO consists of discretionary cash bonuses awarded annually to executives (and certain other management employees) based on the achievement of certain Company targets and personal objectives. These bonuses are the primary vehicle for recognizing and rewarding accomplishments in a given year. The specific bonus an executive receives is dependent on individual performance and level of responsibility.

     The Compensation Committee has adopted the premise that long-term growth in earnings is the single best proxy for stockholder interests. The annual incentive compensation program for the CEO and the COO, which is based primarily on a growth in earnings per share bonus program, has been designed to that end. Under the program, the Company's growth in earnings per share over the most recent five years determines approximately two-thirds of the bonus amount, and current year growth in earnings per share determines approximately one-third. No annual incentive bonus will be paid under this program if both five-year and annual earnings per share growth is 5% or less. Additionally, the earnings per share growth bonus factor has been capped at 25% because the Compensation Committee believes that, in the Company's industry, it is difficult to sustain annual earnings per share growth at a rate greater than 25% while meeting the needs of customers without some degradation in quality. The Committee may, however, recognize or provide additional objectives for the Company and tie other cash awards to the achievement of those objectives and recommend approval of such to the Board of Directors. The Company's steady and substantial growth in earnings per share under the leadership of the CEO and the COO (more than 20% per year from 1993 to 2001) has resulted in substantial growth in their compensation, which the Committee believes is appropriate and in keeping with the total compensation paid by comparable companies of similar size. In recognition, however, of the achievement of 10 successive years of 20+% growth in net income -- an accomplishment achieved during the decade by fewer than a dozen public companies, the Board of Directors upon the recommendation of the Compensation Committee awarded the CEO and the COO each an additional $200,000 bonus.

LONG-TERM INCENTIVE COMPENSATION

     Stock options are used as the primary long-term incentive vehicle. Options provide executives and other key employees with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation in value of its Common Stock. To assure that the value of every stockholder's interest must appreciate before the option holder receives any benefit from the option, options have been granted at no less than the fair market value of the Company's Common Stock on the date of grant. Additionally, options are generally granted with a 5-year vesting period and a 10-year exercise period so as to encourage executives and others to take a longer-term view of their individual contributions to the Company. The Compensation Committee believes that stock options are an important tool to align the interests of management and stockholders. The CEO, the COO, the three other named executive officers and certain other executive officers were among the 310 Company employees granted stock options based on their superior performance during fiscal year 2001.

     DEFERRED COMPENSATION PLAN. In August 1999, the Committee approved another component of DeVry's executive compensation program, the DeVry Inc. Deferred Compensation Plan (the "Deferred Plan"). The Deferred Plan is a voluntary, non-tax qualified, deferred compensation plan available to executive officers and certain other members of DeVry management, and enables such individuals to save for retirement by deferring a portion of their current compensation. Under the Deferred Plan, participants are entitled to defer compensation until termination of service with DeVry or other specified dates. Participants may elect to have their deferred amounts credited with earnings based on various investment choices made available by the Committee for this purpose. Participants' dependents are also eligible to receive a pre-retirement death benefit. The purpose of this Deferred Plan is to encourage participants to remain in the service of DeVry as benefits of the Deferred Plan increase over time.

     The salary, annual incentive compensation and long-term incentive compensation paid by the Company to the CEO, the COO and the three other named executive officers of the Company in fiscal 2001 is set forth on page 7. The Compensation Committee believes that the executive officers of the Company continue to be dedicated to increasing stockholder value and that the Committee's compensation policies contribute to this focus.

     The Compensation Committee does not believe that the provisions of Section 162(m) of the Internal Revenue Code relating to the deductibility of compensation paid to the executive officers named in the Summary Compensation Table will limit the deductibility of such compensation expected to be paid by the Company. Although the Board of Directors currently intends for all compensation to be tax deductible to the Company, the Compensation Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

     This Compensation Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference, and is not otherwise to be deemed filed under such Acts.

                                          COMPENSATION COMMITTEE

                                          Thurston E. Manning, Chairman
                                          Robert E. King
                                          Frederick A. Krehbiel
                                          Hugo J. Melvoin

                              CERTAIN TRANSACTIONS

     For fiscal year 2001 the Company paid The Revere Group, an information systems consulting organization, $2,411,803 for consulting services. Robert C. McCormack, one of the Company's Directors, is also a director of The Revere Group, and Trident Capital, Inc., of which Mr. McCormack is a founding partner, is an investor in The Revere Group.

     During the same fiscal year, DeVry paid Houghton Mifflin Company $546,655 for college textbooks. Julie A. McGee, a Company Director, was until November 2000 Executive Vice President of Houghton Mifflin Company.

     Management believes that these transactions and any relationships during fiscal 2001 were on terms that were reasonable and competitive. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.

PERFORMANCE GRAPH

     The following graph and chart compare the total cumulative return (assuming dividend reinvestment) on the Company's Common Stock during the period from June 30, 1996 through June 30, 2001 with the cumulative return on the NYSE Stock Market Index (U.S. Companies), and two industry group indices. This graph demonstrates the markets' support of the Company's strong financial performance, as the return on the Company's Common Stock has significantly outperformed both the general market as represented by the NYSE index, and the industry as represented by the industry groups.

           COMPARISON OF CUMULATIVE TOTAL RETURN SINCE JUNE 30, 1996
                      AMONG DEVRY INC., NYSE MARKET INDEX,
                           AND INDUSTRY GROUP INDICES
[PERFORMANCE GRAPH]

                                                               NYSE MARKET INDEX -    INDUSTRY GROUP INDEX   INDUSTRY GROUP INDEX
                                             DEVRY INC.           U.S. COMPANIES            -CURRENT                -PRIOR
                                             ----------        -------------------    --------------------   --------------------
06/30/96                                       100.00                 100.00                 100.00                 100.00
06/30/97                                       120.00                 130.90                 152.00                 139.20
06/30/98                                       195.00                 168.00                 183.20                 166.60
06/30/99                                       198.90                 192.50                 148.10                 133.20
06/30/00                                       235.00                 192.20                 151.40                 135.10
06/30/01                                       321.10                 193.20                 285.30                 252.80

      ---------------------------------------------------------------------------------------------------
                                                                             June 30
                                                        -------------------------------------------------
                                                        1996    1997    1998    1999    2000    2001
      ---------------------------------------------------------------------------------------------------
          DeVry Inc.                                    100.0   120.0   195.0   198.9   235.0   321.1
      ---------------------------------------------------------------------------------------------------
          NYSE Market Index - U.S. Companies            100.0   130.9   168.0   192.5   192.2   193.2
      ---------------------------------------------------------------------------------------------------
          Industry Group Index - Current                100.0   152.0   183.2   148.1   151.4   285.3
      ---------------------------------------------------------------------------------------------------
          Industry Group Index - Prior                  100.0   139.2   166.6   133.2   135.1   252.8
      ---------------------------------------------------------------------------------------------------

    Data for this graph was prepared by The University of Chicago Graduate School of Business -- Center for Research in Security Prices.

    Assumes $100 was invested on June 30, 1996 in DeVry Inc. Common Stock, the NYSE Stock Market Index (U.S. Companies) and the Industry Group - Current(1) and the Industry Group - Prior(1), and that all dividends were reinvested.
------------------------------
(1) The Industry Group - Current consists of the following companies selected on the basis of the similarity in the nature of their business: Apollo Group, Inc., Apollo Group, Inc. - University of Phoenix, Argosy Education Group, Inc., Career Education Corp., Computer Learning Centers, Inc., Corinthian Colleges, Inc., Education Management Corp., ITT Educational Services, Inc., Learning Tree International, Inc., Strayer Education, Inc., Sylvan Learning Systems, Inc., TesseracT Group, Inc. and Whitman Education Group, Inc. The Company believes that, including itself, these companies represent the majority of the market value of publicly traded companies whose primary business is education.

    The Industry Group - Prior consists of the following companies selected on the basis of the similarity in the nature of their business: Apollo Group, Inc., Argosy Education Group, Inc., Berlitz International, Inc., Career Education Corp., Computer Learning Centers, Inc., Corinthian Colleges, Inc., Education Management Corp., EduTrek International, Inc., Flightsafety International, Inc., ITT Educational Services, Inc., Learning Tree International, Inc., Quest Education Corp., Strayer Education, Inc., Sylvan Learning Systems, Inc., TesseracT Group, Inc. and Whitman Education Group, Inc. Among the changes to the index were the addition of one company whose stock was initially traded during the Company's 2001 fiscal year and the deletion of several companies which no longer trade as separate public companies. The Industry Group - Current was deemed to be more representative of the industry in which the Company operates than was the Industry
    Group - Prior. However in accordance with regulations promulgated by the Securities and Exchange Commission, the performance of the Company's Common Stock must also be compared to the Industry Group - Prior in the current year.

   APPROVAL OF THE AMENDED AND RESTATED DEVRY INC. 1999 STOCK INCENTIVE PLAN

     The DeVry Inc. 1999 Stock Incentive Plan (the "1999 Plan" or the "Plan") was adopted by the Company's Board of Directors in August 1999 and received stockholder approval in November 1999. At their August 2001 meetings the Plan Committee and the Board of Directors approved the First Amendment to the 1999 Plan (the "Amendment"), a copy of which is attached as Exhibit A. The Amendment modifies the Plan to include the individual limits that are necessary so that compensation attributable to options granted under the Plan will be treated as "performance-based" compensation for the purposes of Section 162(m) of the Internal Revenue Code (relating to the $1 million limit on deductible compensation). Only options granted under the Plan after the limits are included in the Plan and approved by the stockholders will qualify for the performance-based exception. The Amendment also modifies the option transferability provisions to permit the transfer of nonqualified options as provided by the Plan Committee and includes the definition of "Subsidiary", which was previously used in the Plan but not defined. The Board of Directors recommended that the stockholders approve the Amended and Restated DeVry Inc. 1999 Stock Incentive Plan ("the Amended Plan"), a copy of which is attached as Exhibit B, which incorporates the Amendment. No stock options were granted under the 1999 Plan prior to its amendment.

     The following is intended to be a summary of the Amended Plan's principal terms and does not purport to be a complete statement of such terms. This summary is subject to and qualified in its entirety by reference to Exhibit B.

DESCRIPTION OF THE AMENDED PLAN

     The purpose of the Amended Plan is: (1) to provide a means to attract, retain and reward the Company's independent directors for their judgment and knowledge, on which the Company relies for the continued success of its operations, by promoting a greater identity of interest between them and the Company's stockholders and providing an opportunity to share in the future success of the Company; (2) to provide a means to attract and retain competent personnel; and (3) to provide to participating executives and other key employees long-term incentive for high levels of performance and for extraordinary efforts to improve the financial performance of the Company. The Amended Plan authorizes the granting, from authorized but unissued shares or treasury shares, of options to purchase up to 1,500,000 shares of the Company's Common Stock.

     The Amended Plan has two components. The first provides for an annual automatic nondiscretionary grant of the lesser of 500 shares or $25,000 in fair market value of DeVry Common Stock to Directors who are Company employees for their service as Company Directors. The second component of the Amended Plan provides for discretionary grants by the Plan Committee, which determines the Directors and key employees of the Company eligible to participate and the number of shares to be granted under option. The Amended Plan authorizes the grant of nonqualified stock options and incentive stock options. The prices at which and the periods during which stock options may be exercised are fixed by the Plan Committee, but in no case may the price of an incentive stock option be less than 100% of the fair market value of the shares on the date of grant (110% in the case of an incentive stock option granted to a 10% or larger shareholder), and all options must be exercisable within ten years after the date of grant. Upon exercise of an option, payment of the purchase price must be made in full in cash or such other consideration, including shares of Common Stock and Participant notes, as the Plan Committee elects. All options terminate at the earlier of the date established by the Plan Committee at the time of the grant or ten years after the date of grant (five years in the case of an incentive stock option granted to a 10% or larger stockholder). Incentive stock options granted under the Amended Plan are not transferable except by will or the laws of descent and distribution. Nonqualified stock options may be transferred as determined by the Plan Committee. No option may be granted under the Amended Plan after June 30, 2009. Other than as described below, the Amended Plan does not limit the number of options grantable to any participant or the number of individuals who may participate, and additional options may be granted to previous recipients of options. However, the maximum number of shares that may be subject to options granted to any one individual during any one calendar year period is 150,000 shares.

     An aggregate of 1,500,000 shares of Common stock are reserved for issuance upon the exercise of options granted under the Plan. Any shares issuable upon the exercise of options under the Plan may thereafter be subject to new options if there is a forfeiture, expiration or termination of any such option.

FEDERAL INCOME TAX TREATMENT

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to awards under the Amended Plan. This summary is not intended to be exhaustive and does not, among other things, describe state or local tax consequences.

     Generally, the granting of an option under the Amended Plan will not be a taxable event and the recipient will not realize any income at that time. Nor will the Company be entitled to a deduction at the time of grant. The tax treatment after grant differs depending on whether the recipient is an employee of the Company or a non-employee Director and whether the option is an incentive stock option ("ISO") or a nonqualified stock option.

     a. FOR EMPLOYEES WITH INCENTIVE STOCK OPTIONS -- For employees of the Company or its Subsidiaries, exercising an ISO will generally not be a taxable event. However, the excess, if any, of the fair market value of the shares acquired on exercise of an option over the exercise price is an adjustment for computation of the alternative minimum tax. Upon subsequent disposition, the difference between the sale price and the aggregate option price of the shares is taxable as a long-term capital gain or loss. Any sale within two years of the grant of an ISO or one year after exercise causes a disqualifying disposition resulting in ordinary income for the recipient. The amount of ordinary income realized is equal to the difference between the sale price and the fair market value on the date of exercise.

     b.  FOR NON-EMPLOYEE DIRECTORS OR EMPLOYEES WITH NONQUALIFIED STOCK
OPTIONS -- Any exercise of a nonqualified stock option under the Amended Plan by either an outside Director or an employee will result in ordinary income tax consequences. The amount reported as ordinary income will be the aggregate difference between the fair market value of the option stock on the date of exercise and the option price. The Company will be entitled to deduct such amount except to the extent that such deductions may be limited by the Internal Revenue Code. Upon subsequent sale, the difference between the sale price and the fair market value on the date of exercise is reportable as a capital gain or loss. The gain or loss is long-term or short-term depending on how long the stock was held after exercise of the option.

     c. SECTION 162(M) -- The federal income tax deduction the Company may take for otherwise deductible compensation payable to executive officers who are treated as named executive officers in the Company's Proxy Statement is limited by Section 162(m) of the Internal Revenue Code to $1,000,000. The deduction limit on compensation applies to all compensation, except compensation deemed under Section 162(m) to be "performance-based" and certain compensation related to retirement and other employee benefit plans. The determination of whether compensation related to the Amended Plan is performance-based for purposes of
Section 162(m) is dependent upon a number of factors, including stockholder approval of the Amended Plan and the exercise price at which options are granted. Section 162(m) also prescribes certain limitations and procedural requirements in order for compensation to qualify as performance-based. Although the Company has structured the Amended Plan to satisfy the requirements of
Section 162(m) with regard to its "performance-based" criteria, there is no assurance that awards thereunder will so satisfy such requirements, and accordingly, the Company may be limited in the deductions it may take with respect to awards under the Amended Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED DEVRY INC. 1999 STOCK INCENTIVE PLAN.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of DeVry Inc. consists of four independent directors and operates under a written charter adopted by the Board of Directors and included as Exhibit C. The Committee met four times during fiscal year 2001. The members of the Audit Committee are Messrs. Charles A. Bowsher (chairman), Ewen
M. Akin and David S. Brown, and Ms. Julie A. McGee, all of whom are independent in accordance with New York Stock Exchange Rules.

     Management is responsible for the Company's internal controls and the financial reporting process from which it prepares the financial statements. The Company's independent public accountants are responsible for performing an independent audit of the annual financial statements of the Company and to express an opinion on those statements. The Audit Committee monitors the Company's financial reporting processes, including its internal control systems.

     The principal duties of the Audit Committee include recommending to the Board of Directors the appointment of the Company's independent public accountants, subject to ratification by the stockholders; discussing with the independent public accountants the independent accountant's independence; monitoring the scope, approach and results of the annual audits; reviewing and discussing the annual audited and quarterly unaudited financial statements with management and the independent public accountants; and discussing with management and the independent public accountants the Company's internal control system.

     With respect to the Company's audited financial statements for the fiscal year ended June 30, 2001,

          The Audit Committee has reviewed and discussed with management, the audited financial statements.

          The Audit Committee has met with PricewaterhouseCoopers LLP, the Company's independent public accountants, and discussed the matters required by Statement of Auditing Standards No. 61, "Communication with Audit Committees".

          PricewaterhouseCoopers has provided the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 and the Audit Committee has discussed with PricewaterhouseCoopers its independence.

          In reliance upon the Audit Committee's reviews and discussions with both management and PricewaterhouseCoopers referred to above, management's representations and the report of PricewaterhouseCoopers on the Company's audited financial statements, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2001 be included in the Company's annual report on Form 10-K to be filed with the Securities and Exchange Commission.

     In addition, the Audit Committee has recommended to the Board of Directors, subject to stockholder ratification, that PricewaterhouseCoopers be retained as the Company's independent public accountants for the coming year.

                                          Charles A. Bowsher (chair)
                                          Ewen M. Akin
                                          David S. Brown
                                          Julie A. McGee

AUDIT FEES

     The Company has engaged PricewaterhouseCoopers LLP ("PWC") as its independent public accountants for the fiscal year ended June 30, 2001. In addition to engaging PWC to audit its consolidated financial statements for that year, the Company has engaged PWC to provide various other services of a financial nature -- e.g., student financial aid program compliance auditing -- and of a non-financial nature -- e.g., operational internal audit reviews. The Company also engages other professional advisory and consulting service providers where the required technical expertise is specialized and cannot be economically provided by employee staffing. Such services include, from time to time, legal, human resources, information technology, employee benefits and others as may be needed.

     The aggregate fees billed by PWC for audit and professional services related to the Company's fiscal year ended June 30, 2001, were as follows:

          Audit Fees -- The estimated aggregate amount of fees to be billed by PWC for services rendered in the audit of the Company's financial statements for the fiscal year ended June 30, 2001 and the reviews of its interim financial statements as included in the Company's Form 10-Q's will be approximately $394,000. At fiscal year-end, $263,000 of this amount had already been billed.

          Financial Information Systems Design and Implementation Fees -- There were no fees billed or to be billed by PWC for services related to the Company's financial information systems design and implementation during the fiscal year ended June 30, 2001.

          All Other Fees -- The estimated aggregate amount of fees to be billed by PWC for services rendered in the compliance audits required by the various government units of the Company's participation in federal, state and provincial student financial aid programs will be approximately $580,000. At fiscal year end, $175,000 of this had already been billed.

          The aggregate amount of fees billed by PWC for other services such as operational internal audit reviews, benefit plan audit and tax consulting was approximately $216,000 for the year ended June 30, 2001.

     The range of non-audit services and the level of annual spending in the "All Other Fee" category for services provided to the Company by PWC is composed of three different groups of services. First, is the required annual audits of the Company's compliance, in the U.S. and Canada, with rules and procedures promulgated for the administration of student financial aid programs. These audits rely upon and incorporate information from the Company's financial systems and statements and the Company believes that such audits could not be as efficiently performed by another auditor. Second, the operational internal audit reviews were unrelated to the internal accounting controls, financial systems or financial statements of the Company. Appropriate responsibility and oversight for these operational internal audit reviews has been assumed by the Company's management. The Company believes that the third group of services relate closely to matters considered in the annual financial audit and are most efficiently and effectively performed by its independent public accountants.

     The Company's Audit Committee is kept apprised of non-audit services performed by PWC and has considered such services in discussing with the independent public accountants whether the services rendered are compatible with the auditor's independence.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of its Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, as independent public accountants for the Company and its subsidiaries for fiscal year 2002. The Board of Directors recommends to the stockholders that the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company and its subsidiaries be ratified. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the selection of independent public accountants will be reconsidered by the Audit Committee and the Board of Directors. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                  STOCKHOLDER PROPOSALS -- 2002 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 2002 Annual Meeting must be received by the Company no later than May 28, 2002, to be eligible for inclusion in the Proxy Statement and form of proxy for the meeting.

                                 OTHER BUSINESS

     The Board of Directors is aware of no other matter that will be presented for action at this meeting. If any other matter requiring a vote of the stockholders properly comes before the meeting, the Proxy Committee will vote and act according to their best judgment.

                                          By Order of the Board of Directors

                                          Marilynn J. Cason
                                          Secretary

                                                                       EXHIBIT A

                               FIRST AMENDMENT TO
                                DEVRY INC. 1999
                              STOCK INCENTIVE PLAN

     WHEREAS, DeVry Inc. maintains the DeVry Inc. 1999 Stock Incentive Plan (the "Plan"); and

     WHEREAS, amendment of the Plan is now considered desirable;

     NOW, THEREFORE, pursuant to the authority reserved to the Plan Committee pursuant to Paragraph 15 of the Plan, IT IS HEREBY RESOLVED, that the Plan be and it hereby is, amended, effective for awards granted under the Plan after the date on which this amendment is adopted, in the following particulars:

          1. By substituting the following for the first sentence of Paragraph 1 of the Plan:

             "The DeVry Inc. 1999 Stock Incentive Plan (the "Plan") has been established by DeVry Inc. (the "Company") to provide the directors and the key employees of the Company and its Subsidiaries with opportunities to acquire Common Stock of the Company on favorable terms.";

          and by adding the following as the last sentence of Paragraph 1:

             "For purposes of the Plan, the term "Subsidiary" means a subsidiary within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")."

          2. By substituting the phrase "Paragraph 12" for the phrase "paragraph 12" where the latter phrase appears in the second sentence of Paragraph 5 of the Plan; and by adding the following as the last sentence of Paragraph 5 of the Plan:

             "Subject to Paragraph 12, the maximum number of shares of Common Stock that may be subject to Options granted to any one individual pursuant to the Plan shall be 150,000 shares during any one calendar year period."

          3. By substituting the Phrase "the Code" for the phrase "The Internal Revenue Code, as amended," where the latter phrase appears in the second sentence of Paragraph 6 of the Plan; by substituting the phrase "Section 422 of the Code" for the phrase "Section 422A of the Internal Revenue Code of 1986, as amended," where the latter phrase appears in the third sentence of Paragraph 6 of the Plan; and by substituting the phrase "Paragraph 12" for the phrase "paragraph 12" where the latter phrase appears in the last sentence of Paragraph 6 of the Plan.

          4. By substituting the following Paragraph 10 of the Plan:

             "10. Transferability. Incentive stock options granted under the Plan are not transferable except by will or by the laws of descent and distribution. Nonqualified stock options may be transferred by the Participant as determined by the Plan Committee."

          5. By substituting the phrase "Paragraph 12" for the phrase "paragraph 12" where the latter phrase appears in the second sentence of Paragraph 15 of the Plan

     FURTHER RESOLVED, that the attached agreement is hereby adopted as the form of agreement which will be used to evidence the grant of nonqualified stock options under the Plan, unless or until modified by this Plan Committee, subject to the approval of the Compensation Committee of the Company's Board of Directors.

Date: August 14, 2001                          Dennis J. Keller
                                               Ronald L. Taylor
                                               being all of the members of the Plan Committee

                                                                       EXHIBIT B

                              AMENDED AND RESTATED
                      DEVRY INC. 1999 STOCK INCENTIVE PLAN
                          (AS AMENDED AUGUST 14, 2001)

     1. Purpose. The DeVry Inc. 1999 Stock Incentive Plan (the "Plan") has been established by DeVry Inc. (the "Company") to provide the directors and key employees of the Company and its Subsidiaries with opportunities to acquire Common Stock of the Company on favorable terms. The purpose of the Plan is to:
(1) provide a means to attract, retain and reward the Company's independent directors for their judgment and knowledge, on which the Company relies for the continued success of its operations, by promoting a greater identity of interest between them and the Company's stockholders and providing an opportunity to share in the future success of the Company; (2) provide a means to attract and retain competent personnel; and (3) provide to participating executives and other key employees long-term incentive for high levels of performance and for extraordinary efforts to improve the financial performance of the Company. For the purposes of the Plan, the term "Subsidiary" means a subsidiary within the meaning of the Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Plan Committee, subject to approval by the Compensation Committee of the Board of Directors. The Plan Committee shall consist of members of the Company's Board of Directors who are full-time, salaried employees of the Company. All determinations of the Plan Committee shall be made by a majority of its members. Any interpretation of the Plan by the Plan Committee and any decision made by it under the Plan are final and binding on all persons.

     3. Participation. Subject to the terms and conditions of the Plan and approval by the Compensation Committee of the Board of Directors of actions taken with respect to employees, the Plan Committee shall determine and designate, from time to time, the directors and key employees of the Company and its Subsidiaries to whom stock options are to be granted or awarded (the "Participants"), and the number thereof to be granted or awarded to each Participant. Except as otherwise agreed to by the Company and the Participant, any grant or award under this Plan shall not affect any previous grant or award to the Participant by the Company under this Plan or any other plan maintained by the Company or its Subsidiaries.

     4. Automatic Grant of Options to Plan Committee. Notwithstanding Paragraph 3 above, directors who are members of the Plan Committee shall receive, for service as a director, only an automatic nondiscretionary stock option grant on July 1 every year during the term of the Plan. The amount of shares subject to option that will be automatically granted to each director who is a member of the Plan Committee for service as a director shall be the lesser of (i) 500 shares or (ii) that number of shares equal to the largest multiple of 25 whose fair market value on the date of grant does not exceed $25,000.

     5. Shares Subject to the Plan. The shares of stock with respect to which awards or grants may be made under the Plan shall be shares of the Company's Common Stock, either authorized and unissued shares or shares issued and held in its treasury. Subject to the provisions of Paragraph 12, the aggregate number of shares of Common Stock with respect to which awards or grants may be made under the Plan shall not exceed 1,500,000 shares. If, for any reason, any award or grant under the Plan shall expire, terminate or be forfeited with respect to any number of shares, such number of shares shall again be available for award or grant under the Plan. Subject to Paragraph 12, the maximum number of shares of Common Stock that may be subject to Options granted to any one individual pursuant to the Plan shall be 150,000 shares during any one calendar year period.

     6. Options. Subject to Paragraph 4 above, the Plan Committee may, from time to time, grant options to Participants under the Plan. The Plan Committee shall have complete authority to determine at the time an option is granted, whether such option shall be an incentive stock option qualified under Section 422 of the Code, or whether such option shall be a nonqualified stock option. The price at which a share of Common Stock may be purchased pursuant to the exercise of an option under the Plan shall be 100% (110% in the case of an incentive stock option, as described in Section 422 of the Code, granted to a 10% stockholder) of the

Fair Market Value (as defined below) of a share of such Common Stock on the date on which the option is granted. Subject to the provisions of Paragraph 12, for all purposes of the Plan, the "Fair Market Value" of a share of Common Stock as at any date means the fair market value of such share determined in good faith by the Plan Committee.

     Notwithstanding the foregoing, in no event shall the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Subsidiaries) exceed $100,000.

     7. Option expiration Date. The "Expiration Date" with respect to an option granted to a Participant under the Plan means the earlier of

          (a) the date which is 10 years (5 years in the case of an incentive stock option granted to a 10% stockholder) after the date on which the option or stock appreciation right is granted; or

          (b) the date established by the Plan Committee at the time of the grant.

     8. Exercise of Options. Each option shall be exercisable at such time or times as shall be determined by the Plan Committee at the time the option is granted or at such earlier times as the Plan Committee may subsequently determine. Except as otherwise agreed between the Company and the Participant, a Participant's right to exercise any option under the Plan shall not be affected by any other outstanding stock option granted to the Participant under this Plan or any other plan maintained by the Company or its Subsidiaries. a Participant may exercise an option by giving written notice thereof prior to the Expiration Date to the Secretary of the Company at the Company's corporate headquarters. Payment of the purchase price of the shares purchased pursuant to the exercise of a stock option shall be in cash or other consideration, including shares of Common Stock and Participant notes, as the Plan Committee may permit.

     9. Compliance with Applicable Laws and Withholding of
Taxes. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. All awards, grants, and payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Plan Committee, through the surrender of shares of Common Stock to which a Participant is otherwise entitled under the Plan. Common Stock shares surrendered for withholding purposes cannot be withheld in excess of the minimum number required for tax withholding purposes.

     10. Transferability. Incentive stock options granted under the Plan are not transferable except by will or by the laws of descent and distribution. Nonqualified stock options may be transferred by the Participant as determined by the Plan Committee.

     11. Employment and Stockholder Status. The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. No award or grant under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all conditions for receipt of shares of Company stock.

     12. Adjustments to Number of Shares Subject to the Plan and to Option Terms. Subject to the following provisions of this Paragraph 12, in the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares with respect to which awards or grants may be made under the Plan and the terms of any outstanding option shall be equitably adjusted by the Plan Committee subject to approval by the Compensation Committee. Notwithstanding the preceding sentence, in no event shall any fraction of a share of stock be issued under the Plan.

     13. Agreement with Company. At the time of any grant under the Plan, the Plan Committee may require a Participant to enter into an agreement with the Company in a form specified by the Plan Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions (including but not limited to a call provision), not inconsistent with the Plan, as the Plan Committee may, in its sole discretion, prescribe.

     14. Term of Plan. Subject to the approval of the stockholders of the Company at the Company's 2001 annual meeting of its stockholders, the Plan shall be effective as of August 14, 2001. No options may be granted under the Plan after June 30, 2009.

     15. Amendment and Termination of Plan. Subject to the following provisions of this Paragraph 15, the Plan Committee of the Company may at any time amend, suspend or terminate the Plan. No amendment of the Plan and, except as provided in Paragraph 12, no action of the Plan Committee shall, without further approval of the stockholders of the Company: (a) increase the total number of shares of Common Stock with respect to which awards or grants may be made under the Plan or otherwise materially increase the benefits to Participants under the Plan;
(b) permit any awards or grants to be made under the Plan after June 30, 2009; or (c) materially modify the requirements as to eligibility for participation under the Plan. No amendment, suspension or termination of the Plan shall alter or impair any option previously granted under the Plan without the consent of the holder thereof.

                                                                       EXHIBIT C

                                 CHARTER OF THE
                               AUDIT COMMITTEE OF

                                   DEVRY INC.

I. AUTHORITY

     The Audit Committee ("Committee") of DeVry Inc. ("Corporation") is established, pursuant to the Bylaws of the Corporation, to assist the Board of Directors ("Board") in fulfilling its oversight responsibilities by monitoring the Corporation's financial reporting processes, including its system of internal controls over financial operations and books and records.

II. MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board. The Board shall select each member and designate the Committee's Chair, who shall be one of its members. Members of the Committee shall serve for one year or until their successors are duly elected and qualified. The Committee shall be composed of directors of the Corporation who meet the independence requirements of the Rules of the New York Stock Exchange ("NYSE").

     Each member of the Committee shall be financially literate, as such qualification is interpreted by the Corporation's Board in its business judgement, in accordance with the Rules of the NYSE. In addition, at least one member of the Committee shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgement, in accordance with the Rules of the NYSE.

     The duties and responsibilities of a member of the Committee contained herein shall be in addition to those required for a member of the Board.

III. RESPONSIBILITIES

     In carrying out its responsibilities, the Committee shall report directly to the Board; provide a direct and open avenue of communication among the Corporation's independent accountants, management, the personnel performing the internal auditing function and the Board; and monitor the Corporation's financial reporting processes, including its internal control systems and books and records.

     The Board recognizes that the Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the Corporation's independent accountants are responsible for auditing those financial statements. Additionally, the Board recognizes that management of the Corporation are full-time employees of the Corporation and have more knowledge and more detailed information on the Corporation than do Committee members. Further, the Board recognizes that the independent accountants perform an examination of the Corporation's annual financial statements, including a review of its internal control systems and books and records, as well as the Corporation's quarterly financial statements. Consequently, in carrying out its oversight responsibilities, the Board recognizes that the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the work of the Corporation's independent accountants.

     Some specific responsibilities consistent with the Committee's role as stared above include:

          1. Discussing with the Corporation's independent accountants their ultimate accountability to the Board and the Committee.

          2. Reviewing and reassessing this Charter of the Committee ("Charter") on an annual basis and, as appropriate, recommending changes in the Charter to the Board.

          3. Reviewing the performance of the Corporation's independent accountants and making recommendations to the Board on appointment, subject to ratification by the stockholders, or replacement of the Corporation's independent accountants.

          4. Reviewing the fees and other compensation to be paid to, and the range and cost of audit and non-audit services performed by, the Corporation's independent accountants and reporting to the Board on the reasonableness of these fees and services.

          5. Assuring that the Corporation's independent accountants submit at least annually to the Committee a formal written statement delineating all relationships between the independent accountants and the Corporation; engaging in a dialogue with the Corporation's independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants; and, as appropriate, recommending that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

          6. Periodically consulting with the Corporation's independent accountants and the personnel performing the internal auditing function, out of the presence of the Corporation's management, about the Corporation's internal control system and books and records.

          7. Arranging for the Corporation's independent accountants to be available to the full Board at least annually to help provide a basis for the Board to select the independent accountants for the Corporation and to discuss any other appropriate matters.

          8. Meeting with the independent accountants, without management present and also, if necessary, with management present, and monitoring:

        - the scope and fee of the engagement, including making recommendations to the Board regarding the independent accountant's annual engagement letter;

        - the Corporation's financial reporting, including reviewing and discussing the audited annual financial statements and quarterly unaudited financial statements with management. In addition, the Committee shall discuss with the independent accountants relevant matters in Statement on Auditing Standards No. 61, as may be modified or supplemented, including the independent accountants' judgments about the quality, and not just the acceptability, of the Corporation's accounting principles as applied in its financial reporting; and appropriate underlying estimates in its financial statements. Further, at a minimum, the Chair of the Committee shall discuss with the independent accountants the relevant matters in Statement on Auditing Standards No. 71, as may be modified or supplemented, including the independent accountants' judgments about significant events, transactions, and changes in accounting estimates considered by the independent accountants in performing their reviews of the Corporation's unaudited interim financial statements;

        - results of the audit; and

        - the independent accountants' annual audit plans, reports, management letters and management's reply.

          9. Monitoring the Corporation's system of internal controls and books and records with respect to related party transactions.

          10. Reviewing any significant request by management for consulting or any other services to be performed by any accounting consultants, including the Corporation's independent accountants.

          11. Monitoring the internal audit function of the Corporation.

          12. Following completion of the Corporation's annual audit, discussing separately with the Corporation's management, the independent accountants and the personnel performing the internal auditing function any restrictions on the scope of the audit or cooperation, the nature and extent of any significant changes in accounting principles or their application, and the schedule of any audit differences.

          13. Conducting special reviews into any matters within the Committee's scope of responsibilities and reporting the results, with any appropriate recommendations to the Board. With the prior approval of the Board in each instance, the Committee shall have the authority to select and retain its own counsel, consultants, accountants and other experts to assist it in conducting such special reviews.

          14. Maintaining minutes and other records of meetings and activities of the Committee.

          15. Including in the Corporation's proxy or information statements relating to annual meetings of shareholders at which directors are to be elected (or special meetings or written consents in lieu of such meetings), a report of the Committee pursuant to the SEC's regulations for such reports which require that the report state whether or not the Committee
     (1) "has reviewed and discussed the audited financial statements with management," (2) "has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified or supplemented," (3) "has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants' independence," and (4) based on the review and discussions referred to above, "recommended to the [Board] that the audited financial statements be included in the [Corporation's] Annual Report on Form 10-K...for the last fiscal year."

          16. Performing any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

IV. COMMITTEE MEETINGS

     The Committee shall meet at least quarterly, or more frequently as circumstances dictate at the discretion of the Chair. The Committee shall establish an agenda for each meeting. The Committee may ask representatives of the Corporation's management and/or others to attend Committee meetings and to provide pertinent information as appropriate.

V. MEETINGS WITH THE BOARD OF DIRECTORS

     The Committee shall meet with the Board at each regularly scheduled Board meeting, or such additional times as the Board deems appropriate, to discuss the status of its work. The Committee will provide the Board with a report of its activities following each meeting of the Committee at the next regularly scheduled meeting of the Board, or sooner depending on the circumstances.

VI. ACCESS TO THE CORPORATION AND RESOURCES

     The Committee shall have access to all Corporation books, records, facilities and personnel needed to perform its responsibilities, including meetings with the independent accountants, the personnel performing the internal auditing function, General Counsel's office and any other personnel deemed necessary. The Committee shall be provided the resources necessary to discharge its responsibilities.

VII. CERTIFICATION

     This Charter of the Audit Committee, as amended, was duly approved and adopted by the Board of Directors on the 2nd day of May, 2000.

                                          /s/ MARILYNN J. CASON
                                          --------------------------------------
                                          Secretary

PROXY                                                                      PROXY


                                   DEVRY INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Marilynn J. Cason and Norman M. Levine as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common Stock of DeVRY INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, November 13, 2001 at 10:30 a.m. Central Standard Time at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675, and all adjournments thereof.

The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted FOR Proposals 1, 2 and 3.

The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.

      PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED PREPAID ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------


                                                             DEVRY INC.

                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                                                                                  ]


1.  ELECTION OF DIRECTORS:            FOR       WITHHOLD       FOR (Except Nominee(s) written below)
                                      ALL         ALL          ALL
    NOMINEES:  CLASS I (2004) --      [ ]         [ ]          [ ]
               01-Ewen M. Akin                                     -----------------------------------------------------------------
               02-Thurston E. Manning
               03-Hugo J. Melvoin and
               04-Harold T. Shapiro


2.  Approval of Amended and Restated DeVry Inc.          FOR    AGAINST     ABSTAIN
    1999 Stock Incentive Plan.                           [ ]      [ ]         [ ]





3.  Ratification of selection of                         FOR    AGAINST     ABSTAIN
    PricewaterhouseCoopers LLP as                        [ ]      [ ]         [ ]
    Independent Public Accountants.


                                                                                      Dated:                                  2001
                                                                                            ---------------------------------,

                                                                                      Signature(s)
                                                                                                  --------------------------------

                                                                                      --------------------------------------------
                                                                                      Please date and sign above exactly as your
                                                                                      name(s) appears hereon. Joint owners should
                                                                                      all sign. When signing in a representative
                                                                                      capacity (such as for an estate, trust,
                                                                                      corporation or partnership) please indicate
                                                                                      title or capacity.

------------------------------------------------------------------------------------------------------------------------------------
                                                     -  FOLD AND DETACH HERE -

                                                      YOUR VOTE IS IMPORTANT!

                                               PLEASE SIGN, DATE AND RETURN PROMPTLY
                                                   IN ENCLOSED PREPAID ENVELOPE.
